AMENDMENT NO. 9 TO CREDIT AGREEMENT

AMENDMENT NO. 9 (this “Amendment”), dated as of December 1, 2017, to the Credit Agreement, dated as of December 12, 2008, by and among Credit Suisse High Yield Bond Fund, a Delaware statutory trust (the “Borrower”), the Banks party thereto, and State Street Bank and Trust Company, as agent for the Banks (in such capacity, the “Agent”), as amended by Amendment No. 1, dated as of December 11, 2009, Amendment No. 2, dated as of December 10, 2010, Amendment No. 3, dated as of December 9, 2011, Amendment No. 4, dated as of December 7, 2012, Amendment No. 5, dated as of December 6, 2013, Amendment No. 6, dated as of December 5, 2014, Amendment No. 7, dated as of December 4, 2015, and Amendment No. 8, dated as of December 2, 2016 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.    Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.    The Borrower desires to amend the Credit Agreement upon the terms and conditions set forth herein, and all of the Banks and the Agent are willing to do so on the terms and conditions set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    The defined term “Adjusted Net Assets” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Adjusted Net Assets” means, as at any date of determination, an amount equal to (a) the Asset Value of the Total Assets minus (b) the Total Liabilities that are not Senior Securities Representing Indebtedness, minus (c) without duplication the sum of (i) the Asset Value of the Borrower’s investments, if any, in any direct or indirect Subsidiaries (and including in any event, without duplication, the value of any assets of any such direct or indirect Subsidiary), plus (ii) the Asset Value of any assets of the Borrower constituting physical commodities. For purposes of calculating the Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, encumbered or otherwise segregated to secure such liability

2.    The defined term “Affiliate” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Affiliate” means, with respect to any Person (the “First Person”) any other Person that (a) is an “Affiliated Person” (within the meaning of the Investment Company Act) of such First Person, (b) is an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act, as amended) of such First Person, or (c) is a Control Affiliate of such First Person.

3.    Paragraph (2) of the defined term “Borrowing Base” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the term “Senior Loans” contained therein with the term “Tier 1 Senior Loans”.

4.    Paragraph (7) of the defined term “Borrowing Base” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(7)    if, but for this clause (7), in excess of 10% of the Borrowing Base value would be attributable to Tier 4 Corporate Debt Securities, the amount of such excess shall not be included in the calculation of the Borrowing Base;

5.    Paragraph (8) of the defined term “Borrowing Base” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(8)    if, but for this clause (8), in excess of 5% of the Borrowing Base value would be attributable to Senior Loans (other than Tier 1 Senior Loans), the amount of such excess shall not be included in the calculation of the Borrowing Base.

6.    Clause (d) of the defined term “Eligible Commercial Paper” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)    rated (subject to Section 1.03) A1 or better by S&P or P1 or better by Moody’s,

7.    Clause (b) of the defined term “Eligible Corporate Debt Securities” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “traded in and” immediately before the word “denominated” contained therein.

8.    The defined term “Eligible Loan Obligation” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Eligible Loan Obligation” means, as of any date, a Loan Obligation (a) that is part of a Credit Facility, (b) of an Eligible Obligor, (c) traded in and denominated in the currency of an Eligible OECD Member Nation, (d) for which recognized broker-dealers located in one or more Eligible OECD Member Nations make a market, (e) with a market value of at least 70% of par, (f) that is not a Distressed Loan Obligation, and (g) the Borrower is not a “defaulting lender” with respect to such Loan Obligation.

9.    The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “December 1, 2017” contained therein with the date “November 30, 2018”.

10.    Each of the defined terms “Tier 1 Corporate Debt Securities”, “Tier 2 Corporate Debt Securities”, “Tier 3 Corporate Debt Securities”, and “Tier 4 Corporate Debt Securities” contained in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Tier 1 Corporate Debt Securities” means Eligible Corporate Debt Securities which are rated (subject to Section 1.03) BBB- or better by S&P or Baa3 or better by Moody’s.

“Tier 2 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) BB- or better by S&P or Ba3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities.

“Tier 3 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) B- or better by S&P or B3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities or Tier 2 Corporate Debt Securities.

“Tier 4 Corporate Debt Securities” means Eligible Corporate Debt Securities which (1) are rated (subject to Section 1.03) CCC- or better by S&P or Caa3 or better by Moody’s, and (2) are not Tier 1 Corporate Debt Securities, Tier 2 Corporate Debt Securities or Tier 3 Corporate Debt Securities.

11.    Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms, each in its appropriate alphabetical order:

“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Tier 1 Senior Loan” means a Senior Loan that constitutes (a) an Eligible Loan Obligation that is (i) rated (subject to Section 1.03) B- or better by S&P or B3 or better by Moody’s, or (ii) if unrated, is in the reasonable judgment of the Borrower or Investment Advisor of equal credit quality to an Eligible Loan Obligation that would constitute a Tier 1 Senior Loan under clause (a)(i) of this defined term, or (b) an Eligible Loan Participation in respect of an Eligible Loan Obligation that is a Tier 1 Senior Loan.

12.    Article I of the Credit Agreement is hereby amended by adding a new Section 1.03 thereto as follows:

SECTION 1.03.    Split Ratings. In each case in which any provision of this Agreement refers to credit ratings by S&P and Moody’s (or by S&P or Moody’s) and provides that such provision is subject to this Section 1.03, such provision shall be construed to mean that, in the event there is a split in the ratings by one or more ratings categories (e.g., some thing or some Person is rated BBB- by S&P and Ba3 by Moody’s), the higher rating shall be ignored.

13.    Section 4.08(b) of the Credit Agreement is hereby amended by replacing the date “October 31, 2007” contained therein with the date “October 31, 2016”.

14.    Section 5.07(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)    Debt (other than Debt for the primary purpose of borrowing money) arising in connection with Financial Contracts (other than reverse repurchase agreements) arising in the ordinary course of the Borrower’s business to the extent that such Debt is permissible under the Investment Company Act and consistent with the Investment Policies and Restrictions.

15.    Section 5.07 of the Credit Agreement is hereby amended by adding a new paragraph (e) thereto as follows:

(e)    Debt in respect of reverse repurchase agreements entered into in the ordinary course of business in an aggregate amount not to exceed 5% of the Borrower’s Total Assets.

16.    Clause (d) of Section 5.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)     Liens created in connection with the Borrower’s portfolio investments, securities lending and investment techniques to the extent permitted by Sections 5.07(d) and (e), provided that the aggregate value of all of the Borrower’s assets subject to any Lien permitted by this clause (d) does not at any time exceed 10% of the Borrower’s Total Assets.

17.    Section 5.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 5.17.    Margin Regulations. The Borrower will not permit the making of any Loan to the Borrower or the use of the proceeds thereof to violate or be inconsistent with any provision of Regulation T, Regulation U or Regulation X.

18.    Section 6.01 of the Credit Agreement is hereby amended by (i) inserting the word “or” at the end of paragraph (n) thereof, and (ii) inserting a new paragraph (o) therein as follows:

(o)    the suspension of registration of the Borrower’s shares or the commencement of any proceeding for such purpose;

19.    Clause (vii) of the first proviso in the first sentence of Section 9.05 of the Credit Agreement is hereby amended by replacing the word “Lender” contained therein with the word “Bank”.

20.    The first sentence of Section 9.06(b) of the Credit Agreement is hereby amended by inserting the phrase “or other financial institutions” immediately after the phrase “commercial banks” contained therein.

21.    The first sentence of Section 9.06(c) of the Credit Agreement is hereby amended by (i) inserting the phrase “or other financial institutions” immediately after the phrase “one or more banks” contained therein and (ii) inserting the ‘phrase “or is another Bank” immediately after the phrase “the transferor Bank” at the end thereof.

22.    Section 9.06(f) of the Credit Agreement is hereby amended by deleting the first sentence thereof.

23.    Section 9.11 of the Credit Agreement is hereby amended by replacing the word “Lender” contained therein with the word “Bank”.

24.    Schedule 1 to the Credit Agreement is hereby amended and restated in the form of Schedule 1 hereto.

25.    Paragraphs 1 through 24 of this Amendment shall not be effective until each of the following conditions are satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)    the Agent shall have received from the Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include facsimile transmission of a signed signature page of this Amendment) that each such party has executed a counterpart of this Amendment;

(b)    the Agent shall have received from the Borrower a manually signed certificate from the Secretary of the Borrower, in all respects satisfactory to the Agent, (i) certifying as to (x) the incumbency of authorized persons of the Borrower executing this Amendment and (y) persons authorized to act on behalf of the Borrower in connection with the Credit Agreement, including, without limitation, with respect to any Notice of Borrowing, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the board of trustees of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, (iii) attaching a true, complete and correct copy of the Pricing Procedures as in effect on the date hereof, and (iv) certifying that the Borrower’s Charter Documents, Prospectus, statement of additional information, registration statement, investment management agreement between the Borrower and the Investment Adviser and Custody Agreement have not been amended, supplemented or otherwise modified since December 2, 2016 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification;

(c)    the Agent and the Banks shall have received written opinion(s) from counsel to the Borrower in form and substance reasonably acceptable to the Agent;

(d)    the Agent shall have received copies of a Federal Reserve Form FR U-1 for each Bank, duly executed and delivered by the Borrower, in form and substance satisfactory to the Agent and its counsel;

(e)    the aggregate outstanding principal amount of all Loans shall not exceed the Aggregate Commitment Amount after giving effect to this Amendment;

(f)    the Agent shall have received such documents and information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(g)    the Borrower shall have paid all out-of-pocket fees and expenses incurred by the Agent (including, without limitation, reasonable legal fees and disbursements of counsel to the Agent) in connection herewith.

26.    The Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, and (c) represents and warrants that, as of the date of execution and delivery hereof by the Borrower (i) no Default has occurred and is continuing, and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

27.    In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

28.    This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

29.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 9 to the Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CREDIT SUISSE HIGH YIELD BOND FUND

By:	/s/ Esther Cheung
Name:	Esther Cheung
Title:	Treasurer

Credit Suisse High Yield Bond Fund - Amendment No. 9 to Credit Agreement

STATE STREET BANK AND TRUST COMPANY, as a Bank and as the Agent

By:	/s/ Paul Koobatian
Name:	Paul Koobatian
Title:	Vice President

Credit Suisse High Yield Bond Fund - Amendment No. 9 to Credit Agreement

SCHEDULE 1

Addresses for Notices, Lending Offices, Commitment Amounts and Commitment Percentages

BORROWER:

CREDIT SUISSE HIGH YIELD BOND FUND

Address for Notices:

Credit Suisse High Yield Bond Fund

Eleven Madison Avenue

New York, New York 10010

Attn: Chief Financial Officer

Tel: 212 325-2000

Fax: 212-325-4120

with a copy to:

Credit Suisse High Yield Bond Fund

Eleven Madison Avenue

New York, New York 10010

Attn: Secretary

Tel: 212 325-2000

Fax: 212-538-0422

with a copy to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Attn: William Dye

Tel: 212 728 8219

Fax: 212 728 9219

E-mail: Wdye@willkie.com

BANKS:	COMMITMENT AMOUNT	COMMITMENT PERCENTAGE
STATE STREET BANK AND TRUST COMPANY	$160,000,000	100%

Domestic Lending Office, LIBOR Lending Office and Office for Notices to the Agent for Borrowings and Payments:

(a) if by overnight courier:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0900

One Iron Street

Boston, MA 02116

Attn: Eduardo Chaves

Tel: (617) 662-8574

Fax: (617) 988-6677

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

(b) in all other cases:

State Street Bank and Trust Company

Customer Service Unit

M/S CCB0900

One Iron Street

PO Box 5501

Boston, MA 02206-5501

Attn: Eduardo Chaves

Tel: (617) 662-8574

Fax: (617) 988-6677

Attn: Peter Connolly

Tel: (617) 662-8588

Fax: (617) 988-6677

Email: ais-loanops-csu@statestreet.com

Office for all Other Notices:

(a) if by overnight courier:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

Boston, MA 02210

Attn: Paul J. Koobatian,

         Vice President

Tel: (617) 662-8622

(b) in all other cases:

State Street Bank and Trust Company

Mutual Fund Lending Department

M/S CCB0900

One Iron Street

State Street Bank

PO Box 5501

Boston, MA 02206-5501

Attn: Paul J. Koobatian,

         Vice President

Tel: (617) 662-8622

pjkoobatian@statestreet.com